Exhibit 10.1

EXECUTION VERSION

SECOND AMENDED AND RESTATED FORBEARANCE AGREEMENT

THIS SECOND AMENDED AND RESTATED FORBEARANCE AGREEMENT, dated as of May 8, 2009 (this “Agreement”), is entered into among DWFC, LLC (“DWFC”), Deerfield TRS (Bahamas) Ltd. (“DTRS” and together with DWFC, the “Borrowers”), Deerfield Capital LLC, as Originator (the “Originator”) and as Servicer (the “Servicer”), each of the Conduit Purchasers, the Institutional Purchasers (collectively, and together with the Swingline Purchaser (as defined below), the “Lenders”) and the Purchaser Agents from time to time party to the Sale and Servicing Agreement referenced below, Wachovia Bank, National Association, as Swingline Purchaser (the “Swingline Purchaser”), and Wachovia Capital Markets, LLC, as Administrative Agent (the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, the Originator, the Servicer, the Lenders, the Purchaser Agents, the Swingline Purchaser, the Administrative Agent, Lyon Financial Services, Inc. (d/b/a/ U.S. Bank Portfolio Services), as Backup Servicer (the “Backup Servicer”), U.S. Bank National Association, as Collateral Custodian (the “Collateral Custodian”) and the Hedge Counterparty have entered into that certain Sale and Servicing Agreement dated as of March 10, 2006 (as amended prior to the date hereof, the “Sale and Servicing Agreement”).

WHEREAS, as of the required reporting date for the fiscal quarters ending as of March 31, 2008 and June 30, 2008 (pursuant to Section 6.10(d) of the Sale and Servicing Agreement), Deerfield Capital LLC failed to maintain stockholder’s equity of $240,000,000 plus 90% of the proceeds raised from equity issuers, which constitutes a Servicer Default under Section 6.15(j) of the Sale and Servicing Agreement (and, accordingly, a Termination Event under Section 10.1(d) of the Sale and Servicing Agreement (the “Acknowledged Termination Event”).

WHEREAS, the Borrowers, the Originator and the Servicer (collectively, the “Loan Parties”) have requested, and the Administrative Agent and the Lenders have, pursuant to a Forbearance Agreement dated as of May 12, 2008 (the “Original Agreement”), agreed to a request by the Loan Parties to (i) forbear from exercising certain rights and remedies arising from the Acknowledged Termination Event, (ii) forbear from exercising any right to terminate the rights and obligations of the Servicer arising from the Acknowledged Termination Event and (iii) waive application of the Concentration Limits set forth in clause (a) of the definition of “Concentration Limits” in each case, during the Forbearance Period.

WHEREAS, the Loan Parties, the Administrative Agent and the Lenders amended and restated the Original Agreement pursuant to that certain Amended and Restated Forbearance Agreement dated as of August 11, 2008 (the “Amended and Restated Agreement”).

WHEREAS, the Forbearance Period (as defined in the Amended and Restated Agreement) ended on November 30, 2008 as a result of the Loan Parties’ failure to achieve a Leverage Ratio (as defined in the Amended and Restated Agreement) of 25%.

WHEREAS, on or prior to the date hereof, a portion of the Collateral is being sold to a third-party purchaser (the “Sale of Collateral”) and 100% of the proceeds of the Sale of Collateral are being used to reduce the Advances Outstanding, in connection with which the Loan Parties, the Administrative Agent and the Lenders have agreed to amend the Amended and Restated Agreement pursuant to the terms set forth herein; and

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders consent to the dissolution of DTRS.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.             Estoppel, Acknowledgement and Reaffirmation.  The Loan Parties hereby acknowledge their obligations under the respective Transaction Documents to which they are party and reaffirm that each of the liens and security interests created and granted in or pursuant to the Transaction Documents is valid and subsisting and that this Agreement shall in no manner impair or otherwise adversely affect such liens and security interests.

2.             Forbearance.  Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders agree that they shall, during the Forbearance Period (as defined below), (i) forbear from exercising any and all rights or remedies available to them under the Sale and Servicing Agreement, the other Transaction Documents and Applicable Law as a result of the Acknowledged Termination Event or any of the Enumerated Termination Events (as defined below), but only to the extent such rights or remedies arise exclusively as a result of the Acknowledged Termination Event or any of the Enumerated Termination Events, (ii) waive the requirement to maintain stockholder’s equity in the amount set forth in Section 6.15(j) of the Sale and Servicing Agreement and (iii) waive application of the Concentration Limits in computing the Borrowing Base; provided that the Administrative Agent and the Lenders shall be free to exercise any or all of their rights and remedies arising on account of the Acknowledged Termination Event and the limited waiver described in clauses (ii) and (iii) above shall terminate and all Concentration Limits shall be applied, at any time upon or after the end of the Forbearance Period (as defined below).

3.             Forbearance Termination Events.  Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Administrative Agent or the Lenders to forbear from exercising any of the rights available to them under the Sale and Servicing Agreement, the other Transaction Documents, or Applicable Law (all of which rights and remedies are hereby expressly reserved by the Administrative Agent and the Lenders) upon or after the occurrence of the end of the Forbearance Period.  As used herein, a “Forbearance Termination Event” shall mean the breach of any of the obligations set forth in Section 4 hereof or the occurrence of any Termination Event other than the Acknowledged Termination Event and the Termination Events described in Section 10.1(a), (b) (solely to the extent resulting from any failure to comply with Section 6.10(c), (d) or (e) or Section 6.12 of the Sale and Servicing Agreement), (e) (to the extent related to the Originator rather than the Borrowers), (h), (i), (j),

(k), (l) and (m) of the Sale and Servicing Agreement (such Termination Events, the “Enumerated Termination Events”).  The “Forbearance Period” shall be the period from, and including, the date hereof to (but excluding) the earlier to occur of:

(a)           July 7, 2009; and

(b)           the date on which a Forbearance Termination Event occurs.

4.             Loan Party Obligations.  During the Forbearance Period,

(a)           the Servicer shall use commercially reasonable efforts to provide to the Administrative Agent, upon request, all information regarding each Eligible Loan in the Collateral (including, without limitation, the most recent credit analysis of each Obligor with respect to such Eligible Loan);

(b)           unless the Administrative Agent shall otherwise consent in writing, such consent not be unreasonably withheld, none of the Loan Parties shall effect a sale, assignment, transfer or other conveyance of any part of the Collateral (a “Transfer”) that would, after giving effect to such Transfer, fail to reduce the Aggregate Unpaids to zero;

(c)           with respect to the waiver or amendment (including, without limitation, pursuant to a Material Modification) of the material terms of an Eligible Loan in the Collateral, the Loan Parties shall provide, not later than five (5) Business Days prior to the effective date of such waiver or amendment, written notice to the Administrative Agent of such waiver or amendment along with the Servicer’s recommendation for approval or rejection of such waiver or amendment, as applicable, and the Administrative Agent shall determine, in its reasonable judgment, if such waiver or amendment, as applicable, is commercially reasonable and consistent with industry practice, in each case, giving consideration to the creditworthiness of the related Obligor and current market conditions.  The Administrative Agent shall use reasonable efforts to deliver its approval or rejection of such waiver or amendment, as applicable, within four (4) Business Days of receipt of such notice. If the Administrative Agent approves such waiver or amendment, as applicable, the relevant Loan Party may approve or consent to such waiver or amendment, as applicable.  If the Administrative Agent rejects such waiver or amendment, as applicable, the relevant Loan Party shall not approve or consent to such waiver or amendment, as applicable. For the avoidance of doubt, a waiver or amendment (including, without limitation, pursuant to a Material Modification) of the material terms of an Eligible Loan in the Collateral that the Administrative Agent rejects and that is consented to or approved by the lenders party to such Eligible Loan other than a Loan Party shall not be a Forbearance Termination Event;

(d)           the Loan Parties shall use commercial reasonable efforts to solicit interest in the remaining Collateral from potential third-party purchasers and in the event that a potential third-party purchaser expresses interest in the remaining Collateral or any portion thereof, the Loan Parties shall use commercially reasonable efforts to pursue a sale of the remaining Collateral or the applicable portion thereof to such potential third-party purchaser; and

(e)           the Lenders may (but shall have no obligation to) solicit interest in the remaining Collateral or any portion thereof from potential third-party purchasers and upon any Loan Party receiving notice from the Administrative Agent that a potential third-party purchaser has expressed interest in the Collateral, without further action on the part of the Lenders or the Administrative Agent, the Loan Parties shall use commercially reasonable efforts to pursue a sale of the remaining Collateral or the applicable portion thereof to such potential third-party purchaser.

5.             Cure.  The Loan Parties may cure any breach of Section 4(b) by depositing cash in the Collection Account in an amount sufficient to repay the Aggregate Unpaids in full.

6.             Remedies.  The Loan Parties hereby acknowledge and agree that after the end of the Forbearance Period, notwithstanding anything to the contrary in the Sale and Servicing Agreement or any other Transaction Document, but subject to applicable law: (i) in compliance with Section 9-610 of the UCC, the Administrative Agent may elect to sell the Collateral by public or private proceedings, by one or more contracts, as a unit or in parcels, and at any time and place and on any terms and to the extent notice thereof shall be required by law, ten (10) days’ notice to the Borrowers of the time and place of any public sale or the time after which any private sale is to be made shall constitute commercially reasonable notification; and (ii) in compliance with Section 9-620 of the UCC, the Administrative Agent may alternatively elect to accept the Collateral in full satisfaction of the Aggregate Unpaids due and owing to the Lenders.

7.             Dissolution of DTRS.   The Administrative Agent and the Lenders hereby consent to the dissolution of DTRS on or after the date hereof (the “Dissolution”) and agree that notwithstanding any provision of the Sale and Servicing Agreement to the contrary, the Dissolution shall not constitute a Termination Event, provided that the Administrative Agent receives evidence to its reasonable satisfaction of the Dissolution promptly after the occurrence thereof.  In connection with the foregoing, the Administrative Agent and the Lenders hereby consent to the withdrawal of an amount not to exceed $3,000 from the Collection Account in order to repay, on behalf of DTRS, the inter-company note payable from DTRS to the Originator, provided that the funds withdrawn by the Servicer are used for such purpose and such withdrawal is included in the first Servicing Report delivered after the date of such withdrawal.  Upon the dissolution of DTRS, all references (in any capacity) to DTRS shall be deemed deleted from the Transaction Documents and all references to Borrowers and Loan Parties in the Transaction Documents or this Agreement shall be deemed to not include DTRS.

8.             Effectiveness.  This Agreement shall be effective as of the date when the Administrative Agent shall have received (i) executed counterparts hereof from each party hereto and (ii) the proceeds of the Sale of Collateral in reduction of the Advances Outstanding.

9.             Representations of Loan Parties.  Each of the Loan Parties represents and warrants as follows:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)           This Agreement has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.

(d)           The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) violate, contravene or conflict with any laws applicable to it or any of its Subsidiaries.

(e)           Immediately after giving effect to this Agreement, (i) the representations and warranties of the Loan Parties set forth in the Transaction Documents shall be true and correct in all material respects (except that the representation as to no existence of a Termination Event or Potential Termination Event is hereby made subject to the Acknowledged Termination Event) and (ii) no Potential Termination Event or Termination Event (other than the Acknowledged Termination Event) shall have occurred or be continuing.

10.           Reference to and Effect on Transaction Documents.  Except as specifically modified herein, the Transaction Documents shall remain in full force and effect.  The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders, the Swingline Purchaser, the Collateral Agent, the Backup Servicer, or the Administrative Agent under any of the Transaction Documents, or constitute a waiver or amendment of any provision of any of the Transaction Documents, except as expressly set forth herein.  Any breach of the terms of this Agreement shall constitute a Termination Event under the Sale and Servicing Agreement, and this Agreement shall constitute a Transaction Document.

11.           Further Assurances.  Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

12.           GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

13.           Release.  As a material part of the consideration for Administrative Agent and the Lenders entering into this Agreement, the Loan Parties agree as follows (the “Release Provision”):

(a)           Release and Discharge.  Each Loan Party hereby releases and forever discharges the Administrative Agent and the Lenders and their respective predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (the “Lender Parties”) jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, presently possessed, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, presently accrued, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which such Loan Party may have or claim to have as of the date of this Agreement against any Lender Party in any way related to the Transaction Documents.

(b)           Covenant Not to Sue.  Each Loan Party agrees not to sue any Lender Party or in any way assist any other person or entity in suing any Lender Party with respect to any claim released herein.  The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

(c)           Representations and Warranties.  Each Loan Party hereby acknowledges, represents and warrants to each Lender Party that:

(i)            Such Loan Party has read and understands the effect of the Release Provision. Such Loan Party has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Loan Party has read and considered the Release Provision and advised such Loan Party to execute the same.  Before execution of this Agreement, such Loan Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii)           Such Loan Party has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(d)           Consideration.  Each Loan Party understands that the Release Provision was a material consideration in the agreement of the Administrative Agent and the Lenders to enter into this Agreement.

(e)           Broadly Construed.  It is the express intent of each Loan Party that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of the Administrative Agent and the Lenders so as to foreclose forever the assertion by such Loan Party of any claims released hereby against the Administrative Agent and the Lenders.

14.           Miscellaneous.

(a)           Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(b)           This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  Delivery of an executed counterpart of this Agreement by facsimile shall be effective as an original and shall constitute a representation that an original shall be delivered to the Administrative Agent.

15.           Entire Agreement.  This Agreement and the other Transaction Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  This Agreement and the other Transaction Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

16.           Amended and Restated Agreement Superseded.  This Agreement supersedes and replaces the Amended and Restated Agreement in its entirety and shall not be deemed to be a novation thereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	DWFC, LLC,
as a Borrower

	By:	/s/ Jonathan W. Trutter
		Name:	Jonathan W. Trutter
		Title:	Authorized Signatory

BORROWER:	DEERFIELD TRS (BAHAMAS) LTD.,
as a Borrower

	By:	/s/ Jonathan W. Trutter
		Name:	Jonathan W. Trutter
		Title:	Authorized Signatory

ORIGINATOR:	DEERFIELD CAPITAL LLC,
as the Originator

	By:	/s/ Jonathan W. Trutter
		Name:	Jonathan W. Trutter
		Title:	Authorized Signatory

SERVICER:	DEERFIELD CAPITAL LLC,
as the Servicer

	By:	/s/ Jonathan W. Trutter
		Name:	Jonathan W. Trutter
		Title:	Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Second Amended and Restated Forbearance Agreement

SWINGLINE PURCHASER:	WACHOVIA BANK, NATIONAL ASSOCIATION, as the Swingline Purchaser

	By:	/s/ Mike Romanzo
		Name:	Mike Romanzo
		Title:	Director

INSTITUTIONAL PURCHASER:	WACHOVIA BANK, NATIONAL ASSOCIATION, as the Institutional Purchaser

	By:	/s/ Mike Romanzo
		Name:	Mike Romanzo
		Title:	Director

ADMINISTRATIVE AGENT:	WACHOVIA CAPITAL MARKETS, LLC,
as the Administrative Agent

	By:	/s/ Raj Shah
		Name:	Raj Shah
		Title:	Managing Director

Second Amended and Restated Forbearance Agreement